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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                   SEPTEMBER 28, 2006 (SEPTEMBER 25, 2006)

                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)

            001-13255                              43-1781797
            ---------                              ----------
            (COMMISSION                            (IRS EMPLOYER
            FILE NUMBER)                           IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI     63166-6760
---------------------------------------------------------------     ----------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            As previously reported, on December 17, 2003, Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

            On September 25, 2006, the Bankruptcy Court approved the implementation of the 2006 Solutia Annual Incentive Program (the "Program"). The annual incentive-based bonus opportunities provided in the Program apply to the majority of Solutia's employees, including its executive officers. The Program provides for awards to be made to employees out of three categories of incentive pools: awards for employees assigned to business divisions will be paid primarily out of their respective business unit incentive pool (each a "Business Unit Incentive Pool"), awards for employees assigned to enterprise-wide functions will be paid out of a separately funded pool (the "Core Function Incentive Pool") and all employees will be eligible to receive payments out of the overall corporate discretionary bonus pool (the "Enterprise Discretionary Bonus Pool").

            Targeted payouts are set as a percentage of annual base salary and vary by participant level in the organization. The target bonus opportunity for the chief executive officer is 150% of annual base salary. For other senior executive officers, the target bonus opportunities range from 75% to 100% of annual base salary. Actual awards are to be determined based on a combination of unit (or enterprise) and individual performance. The objective portion of bonuses based on unit or enterprise performance, as described below, will be equal to 45% of each individual's target bonus, multiplied by the relevant funding factor. The discretionary portion of each participant's award will be based on a review of the participant's individual performance against set goals and performance in relation to peers. The discretionary portion of each participant's award is limited only by the aggregate amount available in each individual's Business Unit Incentive Pool or the Core Function Incentive Pool, less the aggregate amount to be awarded to participants based on unit or enterprise performance, plus the amount in the Enterprise Discretionary Incentive Pool. All participating employees are eligible for discretionary awards from the Enterprise Discretionary Bonus Pool at the discretion of Solutia's Chief Executive Officer and the Executive Compensation and Development Committee of Solutia's Board of Directors (the "ECDC"). Awards, if any, will be paid within two and one-half months following the end of the 2006 calendar year. The Program will be administered by the ECDC.

            Each Business Unit Incentive Pool and the Core Function Incentive Pool will be funded by an amount representing 90% of all aggregate target bonuses for individuals assigned to such pool, multiplied by the applicable funding factor for achievement of the established financial objectives. The funding factors for each Business Unit Incentive Pool will be based on the level of achievement of specific financial objectives, such as EBITDA, Free Cash Flow and Gross Margin Percentage (all as defined in the Program), established for each business division. The funding factor of the Core Function Incentive Pool will be based on the level of achievement of specific enterprise-wide financial objectives, such as enterprise EBITDAR (45%) and Free Cash Flow (55%) (each as defined in the Program). The Enterprise Discretionary Bonus Pool will be funded with the remaining 10% of all aggregate target bonuses, multiplied by the applicable funding factor based on the achievement of enterprise-level EBITDAR against established targets. The Program will begin to provide awards to participants with the incentive pools funded at a level of approximately 0.50 times the aggregate target payout amounts for such pool. The incentive pools can be funded up to a maximum of
3.0 times the total of all target payout amounts.

            The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the Program, a copy of which is attached as Exhibit 10.1 to this Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits:

Exhibit Number              Description
--------------              -----------

     10.1                   2006 Solutia Annual Incentive Program






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                                 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                             SOLUTIA INC.
                                             ------------------------------
                                             (Registrant)

                                             /s/ Rosemary L. Klein
                                             ------------------------------
                                             Senior Vice President, General
                                             Counsel and Secretary

DATE:  September 28, 2006